UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2015

Apollo Acquisition Corporation
(Exact name of registrant as specified in its charter)

Cayman Islands	000-54179	N/A
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 E. Colorado Boulevard, Suite 888,
Pasadena, CA	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 683-9120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On February 13, 2015, Hybrid Kinetic Automotive Holdings, LLC, a Delaware limited liability company (“Hybrid Kinetic”) sold 781,250 ordinary shares, par value of $0.000128 per share (the “Purchased Shares”) of Apollo Acquisition Corporation, a Cayman Islands corporation (the “Company”) to American Compass, Inc., a California corporation (“ACI”), in a private transaction exempt from registration under the Securities Act of 1933, as amended, for an aggregate purchase price of $781,250.

As a result of such transaction, ACI is the beneficial owner of approximately 78.2% of the Company’s issued and outstanding ordinary shares.

The source of funds used by ACI to purchase the Purchased Shares was working capital.

ACI has not advised the Company of any plans to appoint new directors to the Company’s Board of Directors or to make any changes to the Company’s management and operations.

The Company was a shell company immediately before the change in control, and remains a shell company following the change in control. The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission in (a) the Company’s Registration Statement on Form 10, filed on November 11, 2010, as amended on January 7, 2011, and January 31, 2011; as supplemented and updated by (b) the Company’s Annual Reports on Form 10-K for the fiscal years ended June 30, 2012, June 30, 2013 and June 30, 2014; (c) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014 filed on November 19, 2014; and (d) the information contained in this Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Acquisition Corporation

Date: February 17, 2015

By:

/s/ Jianguo Xu

Jianguo Xu

Chief Executive Officer

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